UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAG Industrial, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	27-3099608 (I.R.S. Employer Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  File No. 333-168368

Securities registered pursuant to Section 12(g) of the Act:     None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of the Registrant’s Securities to be Registered

A description of the shares of common stock, $0.01 par value per share, of STAG Industrial, Inc. (the “Registrant”), is set forth under the caption “Description of Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-168368) originally filed with the Securities and Exchange Commission on July 29, 2010, as amended (the “Registration Statement”), and is incorporated herein by reference.  The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.  In addition, also incorporated by reference herein is information relating to the Registrant’s shares of common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.

ITEM 2.  Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAG INDUSTRIAL, INC.

Date: April 8, 2011	By:	/s/ Kathryn Arnone
	Name:	Kathryn Arnone
	Title:	Executive Vice President, General Counsel and Secretary